Filed pursuant to Rule 424(b)(5)
Registration No. 333-188113

PROSPECTUS SUPPLEMENT

(to Prospectus dated May 7, 2013)

EPAM Systems, Inc.

Common Stock

All of the shares of common stock in this offering are being sold by affiliates of Siguler Guff & Company, LP, which we refer to collectively as the Siguler Guff Entities or the selling stockholders.

The selling stockholders are offering 1,000,000 shares of our common stock in this offering at a weighted average price of $40.75 per share. The selling stockholders are not paying underwriting discounts or commissions, so the proceeds to the selling stockholders, before expenses, will be approximately $40.8 million. We will not receive any of the proceeds from the sale of the shares. We estimate the total expenses of this offering, excluding brokerage commissions, will be approximately $12,500, which will be paid by us. The selling stockholders will pay brokerage commissions in an aggregate amount of $50,000 relating to the shares sold in this offering.

Our common stock is listed on the New York Stock Exchange under the symbol “EPAM.” The last reported sale price of the common stock on September  17, 2014 was $39.50 per share.

See ‘‘Risk Factors’’ beginning on page S-4 of this prospectus supplement and “Item 1A. Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2013 to read about factors you should consider before investing.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 18, 2014

We and the selling stockholders have not authorized anyone to provide any information other than that contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, the terms “EPAM,” “EPAM Systems, Inc.,” the “Company,” “we,” “us” and “our” used in this prospectus refer to EPAM Systems, Inc. and its consolidated subsidiaries. The term “selling stockholders” refers, collectively, to the selling stockholders named in this prospectus supplement under the caption, “Selling Stockholders.”

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of common stock and also adds to and updates information contained in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information. If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain estimates and forward-looking statements. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Important factors, in addition to the factors described or incorporated by reference in this prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus completely and with the understanding that our actual future results may be materially different from what we expect.

The words “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update, to revise or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus might not occur and our future results, level of activity, performance or achievements may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above, and the differences may be material and adverse. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable law.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement or the accompanying prospectus, or incorporated by reference in this prospectus supplement or the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our common stock. You should read carefully this entire prospectus supplement and the accompanying prospectus, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which are described under “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

Our Company

We are a leading provider of complex software engineering solutions and technology services with delivery capacity distributed across Central and Eastern Europe. Our clients rely on us to deliver a broad range of software engineering and IT services, with a significant share of proactive, domain-led, high-value services aimed at improving the client’s ability to innovate and cut time to market. We draw on our extensive vertical, technology and process/methodology expertise and leverage industry standard technology, tools, platforms as well as a portfolio of internally and externally developed assets in our delivery. We primarily focus on building long-term partnerships with clients in industries that demand technologically advanced skills and solutions, such as independent software vendors, or ISVs and Technology, Banking and Finance, Business Information and Media, and Travel and Consumer. We deliver services to clients located primarily in North America, Western Europe, and Central and Eastern Europe.

Since our inception in 1993, we have been serving ISVs and Technology companies. These companies produce advanced software and technology products that demand sophisticated software engineering talent, tools, methodologies and infrastructure to deliver solutions that support functionality and configurability to sustain multiple generations of platform innovation. The foundation we have built serving ISVs and technology companies has enabled us to differentiate ourselves in the market for software engineering skills and technology capabilities. Our work with these clients exposes us to their customers’ challenges across a variety of industry verticals. This has enabled us to develop vertical-specific domain expertise and grow our business in multiple industry verticals, including Banking and Financial Services, Business Information and Media, and Travel and Consumer. Our historical core competency is full life cycle software development and product engineering services including design and prototyping, product development and testing, component design and integration, product deployment, performance tuning, porting and cross-platform migration. We have developed extensive experience in each of these areas by working collaboratively with leading ISVs and technology companies, creating an unparalleled foundation for the evolution of our other offerings, which include custom application development, application testing, enterprise application platforms, application maintenance and support, and infrastructure management.

Corporate Information

We were incorporated in Delaware in 2002. Our predecessor entity was founded in 1993. Our principal executive offices are located at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-9000. We also maintain a website at http://www.epam.com where general information about us is available. Our web site and the information contained therein are not incorporated into this prospectus supplement or the accompanying prospectus.

THE OFFERING

Issuer	EPAM Systems, Inc., a Delaware corporation

Common stock offered by the selling stockholders	1,000,000 shares of common stock, par value $0.001 per share.

Common stock outstanding after this offering	47,612,424 shares of common stock, par value $0.001 per share as of September 1, 2014

Use of proceeds	EPAM will not receive any proceeds from this offering.

New York Stock Exchange symbol	“EPAM”

Risk Factors	An investment in our common stock involves certain risks. You should carefully consider the risks described under “Risk Factors” of this prospectus supplement and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013, as well as other information included in this prospectus supplement or the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus before making a decision to purchase the common stock offered hereby. Additional risks and uncertainties that we do not know about or that we currently believe are not material may also adversely affect our business, financial condition, results of operations and prospects.

The number of shares of common stock that will be outstanding after this offering is based on 47,612,424 shares of our common stock outstanding as of September 1, 2014 and excludes:

•	up to approximately 7,294,995 shares of our common stock issuable upon exercise of stock options outstanding under our 2012 Long-Term Incentive Plan and 2006 Stock Option Plan;

•	up to approximately 70,500 shares of our common stock issuable upon vesting of restricted stock units granted in 2014 under our 2012 Long-Term Incentive Plan; and

•	approximately 5,300,365 shares of our common stock reserved for grants of future awards under our 2012 Non-Employee Directors Compensation Plan and 2012 Long-Term Incentive Plan.

All applicable share, per share and related information in this prospectus supplement speaks as of September 1, 2014, unless otherwise indicated.

RISK FACTORS

The information below should be read in conjunction with the information under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein, and with the information under “Risk Factors” in any subsequent incorporated documents. See “Where You Can Find More Information.”

Risks Related to Our Common Stock and this Offering

Existing stockholders have substantial control over us and could limit your ability to influence the outcome of key transactions, including a change of control.

To our knowledge, as of September 1, 2014, our greater than 5% stockholders, directors and executive officers and entities affiliated with them, own or beneficially own approximately 39.9% of the outstanding shares of our common stock, which includes approximately 12.2% of the outstanding shares of our common stock owned by the Siguler Guff Entities, the selling stockholders in this offering. As a result, these stockholders, if acting together, would be able to influence or control matters requiring approval by our stockholders, including the election of directors, the approval of a merger, consolidation or sale of all or substantially all of our assets and other significant business or corporate transactions. They may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive our stockholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

The price of our common stock may be volatile and may be affected by market conditions beyond our control.

The trading price of our common stock is likely to be volatile and subject to wide price fluctuations in response to various factors, including:

•	market conditions in the broader stock market in general, or in the IT industry in particular;

•	future sales of large blocks of our stock;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new services by us or our competitors;

•	additions or departures of key personnel;

•	changes in financial estimates or recommendations in securities analysts’ reports;

•	regulatory developments;

•	litigation and governmental investigations; and

•	economic and political conditions or events.

Market fluctuations could result in volatility in the price of shares of our common stock, which could cause a decline in the value of your investment. In addition, if our operating results fail to meet the expectations of stock analysts or investors, there may be an immediate and significant decline in the trading price of our common stock. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert our management’s time and attention from our business.

Shares eligible for future sale could depress the price of our shares.

Sales of substantial amounts of our common stock in the public market following this offering, or the perception that these sales could occur, could cause the market price of our common stock to decline. These sales could also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of September 1, 2014, there were 47,612,424 shares of common stock outstanding. Prior to this offering, the Siguler Guff Entities owned, directly and indirectly, an aggregate of 5,802,464 shares of common stock, or approximately 12.2% of the outstanding shares of our common stock. The Siguler Guff Entities are selling 1,000,000 shares of common stock in this offering.

Certain holders of common stock, including the Siguler Guff Entities, have rights, subject to conditions, to require us to file registration statements covering the sale of their shares or to include their shares in registration statements that we may file for ourselves or other stockholders. The sale by us and such holders of shares of common stock in the public market, or the perception that such sales might occur, could have a material adverse effect on the market price of our common stock.

Provisions in our certificate of incorporation and bylaws and under Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Our third amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that could depress the trading price of our common stock by acting to discourage, delay or prevent a change of control of our company or changes in our management that our stockholders may deem advantageous. These provisions include:

•	limiting the ability of stockholders to call a special stockholder meeting;

•	limiting the ability of stockholders to act by written consent;

•	providing that the board of directors is expressly authorized to make, alter or repeal our bylaws;

•	establishing advance notice requirements for nominations for elections to our board of directors and for proposing matters that can be acted upon by stockholders at stockholder meetings; and

•	requiring the approval by holders of at least two-thirds of our outstanding capital stock entitled to vote generally in the election of directors to amend any of the foregoing provisions.

These anti-takeover defenses could discourage, delay or prevent a transaction involving a change in control of our company. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and cause us to take other corporate actions that you desire.

Delaware law may delay or prevent a change in control, and may discourage bids for our common stock at a premium over its market price.

We are subject to the provisions of section 203 of the Delaware General Corporation Law. These provisions prohibit large stockholders, in particular a stockholder owning 15% or more of the outstanding voting stock, from consummating a merger or combination with a corporation unless this stockholder receives board approval for the transaction or 66 2/3% of the shares of voting stock not owned by the stockholder approve the merger or transaction. These provisions of Delaware law may have the effect of delaying, deferring or preventing a change in control, and may discourage bids for our common stock at a premium over its market price.

We do not intend to pay any cash dividends in the foreseeable future.

We currently intend to retain all our available funds and our future earnings, if any, in the foreseeable future, for use in the operation and expansion of our business. We currently do not anticipate paying any cash dividends to holders of our common stock in the foreseeable future. As a result, capital appreciation in the price of our common stock, if any, will be your only source of gain on an investment in our common stock.

USE OF PROCEEDS

The selling stockholders will receive all of the net proceeds from the sale of the shares of common stock offered hereby. The selling stockholders are not paying underwriting discounts or commissions, so the proceeds to them, before expenses, from the sale of the shares of common stock offered hereby will be approximately $40.8 million. We will not receive any proceeds from this offering.

SELLING STOCKHOLDERS

As of September 1, 2014, we had 47,612,424 shares of common stock outstanding, which are our only outstanding voting securities. Except as indicated in footnotes to this table, we believe that the selling stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such selling stockholders.

The following table sets forth certain information regarding the beneficial ownership of our common stock by the Siguler Guff Entities, the selling stockholders, immediately before and after this offering.

Name of Selling Stockholders	Shares Beneficially Owned Before the Offering		Number of Shares Being Offered	Shares Beneficially Owned After the Offering
	Number	Percent		Number	Percent
Siguler Guff Entities(1)	5,802,464	12.2%	1,000,000	4,802,464	10.1%

(1)	Based on a Schedule 13G/A filed with the SEC on February 10, 2014. Includes (i) 4,644,522 shares of common stock owned by Russia Partners II, LP, a Cayman Islands exempted limited partnership (“RP II”); (ii) 2,814,850 shares of common stock owned by Russia Partners II EPAM Fund, LP, a Delaware limited partnership (“RP II EPAM”); (iii) 137,707 shares of common stock owned by Russia Partners II EPAM Fund B, LP, a Delaware limited partnership (“RP II EPAM B”) and (iv) 221,385 shares of common stock owned by Russia Partners III, L.P., Cayman Islands exempted limited partnership (“RP III” and collectively with RP II, RP II EPAM and RP II EPAM B, the “Siguler Guff Entities”). Russia Partners Capital II M, LLC is the general partner of RP II, Russia Partners Capital II E, LLC is the general partner of RP II EPAM and of RP II EPAM B, and Russia Partners Capital III, LLC is the general partner of RP III. Andrew J. Guff and Donald P. Spencer are the managing directors of each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC and Russia Partners Capital III, LLC and may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities are all managed by Russia Partners Management, LLC, whose investment committee of Andrew J. Guff, George W. Siguler and Vladimir Andrienko, may also be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities, their general partners and their manager are all affiliates of Siguler Guff & Company, LP. Each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko disclaims beneficial ownership of any shares of our common stock owned of record by the Siguler Guff Entities, except to the extent of any pecuniary interest therein. The address of each of the Siguler Guff Entities, Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko is c/o Siguler Guff & Company, LP, 825 Third Avenue, 10th Floor, New York, NY 10022. 594,045 of the shares of common stock being offered are being sold by RP II, 360,026 of the shares of common stock being offered are being sold by RP II EPAM, 17,613 of the shares of common stock being offered are being sold by RP II EPAM B and 28,316 of the shares of common stock being offered are being sold by RP III.

Material Relationships

Our Board. Andrew J. Guff and Donald P. Spencer, who were members of our board of directors until expiration of their terms on June 13, 2014, may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. Ross Goodhart, who was one of our directors in 2012, is an officer of affiliates of the Siguler Guff Entities.

Registration Rights Agreement. We have entered into a registration rights agreement with certain stockholders, including certain Siguler Guff Entities. The agreement provides for certain demand and piggyback registration rights, as well as reimbursement of certain expenses in the event that shares of common stock are sold pursuant to a registration statement covered by that agreement. See “Description of Capital Stock – Registration Rights Agreements” in the accompanying prospectus, and “Certain Relationships are Related Party Transactions and Director Independence – Registration Rights Agreement” in our definitive proxy statement on Schedule 14A for our 2014 annual meeting of shareholders.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS

FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a general discussion of the material U.S. federal income and estate tax consequences of the ownership and disposition of common stock by a beneficial owner that is a “non-U.S. holder,” other than a non-U.S. holder that owns, or has owned, actually or constructively, more than 5% of the Company’s common stock. A “non-U.S. holder” is a person or entity that, for U.S. federal income tax purposes, is:

•	a non-resident alien individual, other than certain former citizens and residents of the United States subject to tax as expatriates;

•

a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia; or

•	an estate or trust, other than an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

A “non-U.S. holder” does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition and is not otherwise a resident of the United States for U.S. federal income tax purposes. Such an individual is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of common stock.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus supplement may affect the tax consequences described herein. This discussion does not address all aspects of U.S. federal income and estate taxation that may be relevant to non-U.S. holders in light of their particular circumstances and does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction. Prospective holders are urged to consult their tax advisors with respect to the particular tax consequences to them of owning and disposing of common stock, including the consequences under the laws of any state, local or foreign jurisdiction.

Dividends

As discussed under “Dividend Policy” in the accompanying prospectus, the Company does not currently expect to pay dividends. In the event that the Company does pay dividends, dividends paid to a non-U.S. holder of common stock generally will be subject to withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, a non-U.S. holder will be required to provide an Internal Revenue Service Form W-8BEN (or other applicable form) certifying its entitlement to benefits under a treaty. Additional certification requirements apply if a non-U.S. holder holds our common stock through a foreign partnership or a foreign intermediary.

The withholding tax does not apply to dividends paid to a non-U.S. holder who provides an Internal Revenue Service Form W-8ECI certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and includible in the U.S. holder’s gross income. Instead, such effectively connected dividends will be subject to regular U.S. income tax as if the non-U.S. holder were a United States person (as defined in the Code). A non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Gain on Disposition of Common Stock

Subject to the discussion under “Legislation Affecting Certain Non-U.S. Holders” below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of common stock unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States, subject to an applicable treaty providing otherwise, or

•	the Company is or has been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter, and its common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale or disposition occurs.

The Company believes that it is not, and does not anticipate becoming, a U.S. real property holding corporation.

Gain that is effectively connected with a U.S. trade or business will be subject to regular U.S. income tax as if the non-U.S. holder were a U.S. person, subject to an applicable treaty providing otherwise. A non-U.S. corporation with effectively connected gains may also be subject to additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the Internal Revenue Service in connection with payments of dividends. A non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid backup withholding with respect to payments of dividends and information and backup withholding with respect to the proceeds from a sale or other disposition of common stock. The amount of any backup withholding from a payment to a non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service.

Legislation Affecting Certain Non-U.S. Holders

Legislation known as the Foreign Account Tax Compliance Act (FACTA) generally imposes withholding at a rate of 30% on payments to certain foreign entities of dividends on and the gross proceeds of dispositions of U.S. common stock, unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied. Pursuant to Treasury regulations, this legislation does not apply to payments of gross proceeds from a sale or other disposition of our common stock made on or before December 31, 2016. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock.

Federal Estate Tax

Individual non-U.S. holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers) should note that, absent an applicable treaty benefit, the common stock will be treated as U.S. situs property subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION

The selling stockholders have agreed to sell to various purchasers an aggregate of 1,000,000 shares of our common stock at a weighted average price of $40.75 per share. The selling stockholders engaged a selling agent to assist in identifying the purchasers and the selling stockholders will pay a customary brokerage commission of $0.05 per share to such agent for this transaction. No underwriters were engaged by us or the selling stockholders for this transaction.

We estimate that the total expenses for this offering, excluding brokerage commissions, will be approximately $12,500, and will be paid by us. The selling stockholders will pay brokerage commissions in an aggregate amount of $50,000 relating to the shares sold in this offering.

VALIDITY OF SECURITIES

The validity of the securities offered by this prospectus supplement is being passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and any related financial statement schedules, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and all documents subsequently filed with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus supplement:

•	Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 11, 2014;

•	Definitive Proxy Statement on Schedule 14A for our 2014 Annual Meeting of Stockholders, filed with the SEC on April 29, 2014 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2013);

•	Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2011, filed with the SEC on May 7, 2014 and August 11, 2014, respectively;

•	Current Reports on Form 8-K filed with the SEC on February 3, 2014, March 13, 2014, April 2, 2014, April 10, 2014 (excluding Item 2.02 and the related exhibit), April 30, 2014 (report relating to Item 8.01 only, including the related exhibit), June 9, 2014, June 18, 2014, August 4, 2014 (excluding Item 2.02 and the related exhibit), September 15, 2014 and September 22, 2014; and

•	The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on February 3, 2012, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost, by writing or telephoning our investor relations department at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, telephone number (267) 759-9000, extension 64588.

PROSPECTUS

EPAM Systems, Inc.

$50,000,000

Common Stock

Preferred Stock

Debt Securities

17,939,673 Shares of Common Stock

Offered by Selling Stockholders

We may from time to time, in one or more offerings, offer and sell (i) common stock, (ii) preferred stock and (iii) debt securities, which may be senior debt securities or subordinated debt securities. Specific terms of these securities will be provided in supplements to this prospectus. The aggregate offering price of all securities sold by us under this prospectus will not exceed $50,000,000.

In addition, the selling stockholders named in this prospectus may from time to time, in one or more offerings, offer and sell up to 17,939,673 shares of common stock. We will not receive any proceeds from the sale of our common stock by the selling stockholders.

Our common stock is listed on New York Stock Exchange under the symbol “EPAM.” On April 23, 2013, the closing price of our common stock was $21.79 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed.

We or the selling stockholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to investors, in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we or the selling stockholders will offer the securities. The specific terms of any securities we or the selling stockholders offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we or the selling stockholders will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock, preferred stock or debt securities.

See “Risk Factors” beginning on page 12 of our Annual Report on Form 10-K for the year ended December 31, 2012, which is incorporated by reference herein, to read about factors you should consider before buying these securities.

Neither the Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2013

Neither we, nor any selling stockholder, nor any underwriter has authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The information contained in this prospectus, in any prospectus supplement or in any document incorporated by reference is accurate only as of its date, regardless of the time of delivery of this prospectus, any prospectus supplement or any sale of securities.

This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which or in any jurisdiction where the offer or solicitation is not permitted.

Unless the context otherwise indicates, the terms “EPAM,” “EPAM Systems, Inc.,” the “Company,” “we,” “us” and “our” used in this prospectus refer to EPAM Systems, Inc. and its consolidated subsidiaries, unless otherwise specified. Unless the context otherwise indicates, the phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement(s).

EPAM SYSTEMS, INC.

Our Business

We are a leading provider of complex software engineering solutions and technology services with delivery capacity distributed across Central and Eastern Europe. Our clients rely on us to deliver a broad range of software engineering and IT services, with a significant share of proactive, domain-led, high-value services aimed at improving the client’s ability to innovate and cut time to market. We draw on our extensive vertical, technology and process/methodology expertise and leverage industry standard technology, tools, platforms as well a portfolio of internally and externally developed assets in our delivery. We primarily focus on building long-term partnerships with clients in industries that demand technologically advanced skills and solutions, such as independent software vendors, or ISVs and Technology, Banking and Finance, Business Information and Media, and Travel and Consumer. We deliver services to clients located primarily in North America, Western Europe, and Central and Eastern Europe.

Since our inception in 1993, we have been serving ISVs and Technology companies. These companies produce advanced software and technology products that demand sophisticated software engineering talent, tools, methodologies and infrastructure to deliver solutions that support functionality and configurability to sustain multiple generations of platform innovation. The foundation we have built serving ISVs and technology companies has enabled us to differentiate ourselves in the market for software engineering skills and technology capabilities. Our work with these clients exposes us to their customers’ challenges across a variety of industry verticals. This has enabled us to develop vertical-specific domain expertise and grow our business in multiple industry verticals, including Banking and Financial Services, Business Information and Media, and Travel and Consumer. Our historical core competency is full lifecycle software development and product engineering services including design and prototyping, product development and testing, component design and integration, product deployment, performance tuning, porting and cross-platform migration. We have developed extensive experience in each of these areas by working collaboratively with leading ISVs and technology companies, creating an unparalleled foundation for the evolution of our other offerings, which include custom application development, application testing, enterprise application platforms, application maintenance and support, and infrastructure management.

We were incorporated in Delaware in 2002. Our predecessor entity was founded in 1993. Our principal executive offices are located at 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, and our telephone number is (267) 759-9000. We also maintain a website at http://www.epam.com where general information about us is available. Our website and the information contained therein are not incorporated into this prospectus or the registration statement of which it forms a part.

Risk Factors

You should carefully consider all of the information in this prospectus, and, in particular, you should evaluate the specific risk factors incorporated by reference herein and included or incorporated by reference in any applicable prospectus supplement.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may over time, offer and sell up to $50,000,000 in total aggregate offering price of any combination of the securities described in this prospectus, in one or more offerings and at prices and on terms that we determine at the time of the offering. In addition, the selling stockholders may offer and sell, from time to time, in one or more offerings, up to 17,939,673 shares of our common stock. This prospectus provides you with a general description of the securities we or a selling stockholder may offer. Each time we or the selling stockholders offer and sell any of the securities described in this prospectus, we will provide a prospectus supplement along with this prospectus that will contain specific information about the terms of that particular offering by us or the selling stockholders. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under “Where You Can Find More Information.” You should also carefully consider, among other things, the matters discussed in the section entitled “Risk Factors.”

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference estimates and forward-looking statements. Our estimates and forward-looking statements are mainly based on our current expectations and estimates of future events and trends, which affect or may affect our businesses and operations. Although we believe that these estimates and forward-looking statements are based upon reasonable assumptions, they are subject to several risks and uncertainties and are made in light of information currently available to us. Important factors, in addition to the factors described or incorporated by reference in this prospectus, may adversely affect our results as indicated in forward-looking statements. You should read this prospectus, the documents incorporated by reference herein and the documents that we have filed as exhibits hereto and thereto completely and with the understanding that our actual future results may be materially different from what we expect.

The words “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “might,” “would,” “continue” or the negative of these terms or other comparable terminology and similar words are intended to identify estimates and forward-looking statements. Estimates and forward-looking statements speak only as of the date they were made, and, except to the extent required by law, we undertake no obligation to update, to revise or to review any estimate and/or forward-looking statement because of new information, future events or other factors. Estimates and forward-looking statements involve risks and uncertainties and are not guarantees of future performance. As a result of the risks and uncertainties described above, the estimates and forward-looking statements discussed in this annual report might not occur and our future results, level of activity, performance or achievements may differ materially from those expressed in these forward-looking statements due to, including, but not limited to, the factors mentioned above, and the differences may be material and adverse. Because of these uncertainties, you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as may be required under applicable law.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access our SEC filings, including the registration statement and the exhibits and schedules thereto.

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below and all documents we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i) on or after the date of this prospectus and prior to the termination of the offering under this prospectus and any prospectus supplement and (ii) after the date of the filing of this registration statement and prior to its effectiveness (other than, in each case, documents or information deemed to have been “furnished” and not “filed” in accordance with SEC rules).

•	Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on March 11, 2013;

•

Definitive Proxy Statement on Schedule 14A for our 2013 Annual Meeting of Stockholders filed with the SEC on April 23, 2013 (but only the information set forth therein that is incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2012);

•	Current Report on Form 8-K filed with the SEC on January 10, 2013;

•

The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on February 3, 2012, and any amendment or report we may file with the SEC for the purpose of updating such description.

Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this or any other subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will be not deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, and we will provide, a copy of these filings at no cost, by writing or telephoning our investor relations department at EPAM Systems, Inc., 41 University Drive, Suite 202, Newtown, Pennsylvania 18940, telephone number (267) 759-9000, extension 64588.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should consider carefully the risk factors discussed in the sections entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K filed with the SEC and in any Quarterly Report on Form 10-Q filed subsequent hereto, each of which is incorporated herein by reference in its entirety, as well as other information in or incorporated by reference in this prospectus and any prospectus supplement, before purchasing any of our securities. Each of these risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities offered by us in this prospectus will be used for general corporate purposes, including working capital, acquisitions, retirement of debt and other business purposes. We may also invest the proceeds in certificates of deposit, United States government securities or certain other interest-bearing securities. If we decide to use the net proceeds from a particular offering of securities for a specific purpose other than as set forth above, we will describe that in the related prospectus supplement.

We will not receive any proceeds from the sale of our common stock by the selling stockholders.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our common stock and currently do not anticipate paying any cash dividends in the foreseeable future. Instead, we intend to retain all available funds and any future earnings for use in the operation and expansion of our business. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and other factors that our board of directors deems relevant. In addition, our credit facility restricts our ability to pay dividends.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. The ratio of earnings to fixed charges was calculated by dividing earnings by fixed charges. For these purposes, “earnings” represent income from continuing operations before income taxes plus fixed charges. “Fixed charges” represent interest expense during the period, including estimated interest within rental expense.

Year Ended December 31,
2012	2011	2010	2009	2008
18.0x	19.3x	14.4x	7.2x	3.7x

CONSOLIDATED RATIO OF EARNINGS

TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth our ratio of earnings to combined fixed charges and preferred stock dividends for the periods indicated. The ratio of earnings to combined fixed charges and preferred stock dividends was calculated by dividing earnings by combined fixed charges and preferred stock dividends. For these purposes, “earnings” represent income from continuing operations before income taxes plus fixed charges. “Fixed charges” represent interest expense during the period, including estimated interest within rental expense. “Preferred stock dividends” represent the amount of pre-tax accretion in the carrying value of our redeemable preferred stock that existed prior to our initial public offering in February 2012 when all shares of our preferred stock were converted into shares of our common stock in connection with our initial public offering. As of the date hereof, no shares of our preferred stock are outstanding.

Year Ended December 31,
2012	2011	2010	2009	2008
18.0x	2.3x	8.6x	2.4x	1.0x

SELLING STOCKHOLDERS

The selling stockholders indicated below may resell from time to time up to 17,939,673 shares of our common stock (plus an indeterminate number of shares of our common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act). Any selling stockholders will be named in the applicable prospectus supplement.

The following table, based upon information currently known by us, sets forth as of April 19, 2013: (i) the number of shares of common stock held of record or beneficially by the selling stockholders as of such date (as determined below) and (ii) the number of shares that may be offered under this prospectus by the selling stockholders. The beneficial ownership of the common stock set forth in the following table is determined in accordance with Rule 13d-3 under the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose.

Name of Selling Stockholders	Common Stock			Percentage of Common Stock Beneficially Owned upon Completion of this Offering(2)
	Beneficially Owned as of April 19, 2013(1)	Offered Pursuant to this Prospectus(1)	Beneficially Owned upon Completion of this Offering(2)
Siguler Guff Entities(1)	17,939,673	17,939,673	—	—

(1)	Includes (i) 10,656,979 shares of common stock owned by Russia Partners II, LP, a Cayman Islands exempted limited partnership (“RP II”); (ii) 6,458,749 shares of common stock owned by Russia Partners II EPAM Fund, LP, a Delaware limited partnership (“RP II EPAM”); (iii) 315,969 shares of common stock owned by Russia Partners II EPAM Fund B, LP, a Delaware limited partnership (“RP II EPAM B”) and (iv) 507,976 shares of common stock owned by Russia Partners III, L.P., Cayman Islands exempted limited partnership (“RP III” and collectively with RP II, RP II EPAM and RP II EPAM B, the “Siguler Guff Entities”). Russia Partners Capital II M, LLC is the general partner of RP II, Russia Partners Capital II E, LLC is the general partner of RP II EPAM and of RP II EPAM B, and Russia Partners Capital III, LLC is the general partner of RP III. Andrew J. Guff and Donald P. Spencer are the managing directors of each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC and Russia Partners Capital III, LLC and may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities are all managed by Russia Partners Management, LLC, whose investment committee of Andrew J. Guff, George W. Siguler and Vladimir Andrienko, may also be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. The Siguler Guff Entities, their general partners and their manager are all affiliates of Siguler Guff & Company, LP. Each of Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko disclaims beneficial ownership of any shares of our common stock owned of record by the Siguler Guff Entities, except to the extent of any pecuniary interest therein. The address of each of the Siguler Guff Entities, Russia Partners Capital II M, LLC, Russia Partners Capital II E, LLC, Russia Partners Capital III, LLC, Russia Partners Management, LLC and Messrs. Guff, Spencer, Siguler and Andrienko is c/o Siguler Guff & Company, LP, 825 Third Avenue, 10th Floor, New York, NY 10022. Each of the Siguler Guff Entities may offer and sell some or all of their shares pursuant to this prospectus. Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes each of the Siguler Guff Entities and donees, pledgees, transferees or other successors-in-interest selling shares received from the Siguler Guff Entities as a gift, pledge, partnership distribution or other transfer after the date of this prospectus.
(2)	We do not know when or in what amounts the selling stockholders may offer shares of common stock for sale. The selling stockholders may decide not to sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Material Relationships

Our Board. Two of our directors, Andrew J. Guff and Donald P. Spencer, may be deemed to have voting and investment control over the shares of our common stock held by the Siguler Guff Entities. Ross Goodhart, who was one of our directors in 2012, is an officer of affiliates of the Siguler Guff Entities. We have entered into indemnification agreements with Messrs. Guff and Spencer in their capacity as directors of our board.

Registration Rights Agreement. We have entered into a registration rights agreement with certain stockholders, including certain Siguler Guff Entities. The agreement provides for certain demand and piggyback registration rights, as well as reimbursement of certain expenses in the event that shares of common stock are sold pursuant to a registration statement covered by that agreement. See “Description of Capital Stock – Registration Rights Agreements.”

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our third amended and restated certificate of incorporation, or our certificate of incorporation, and our amended and restated bylaws, or our bylaws, and relevant provisions of the Delaware Government Corporate Law. Reference is made to the more detailed provisions of, and the descriptions are qualified in their entirety by reference to, our certificate of incorporation and our bylaws, copies of which have been filed with the SEC as exhibits to this registration statement, and applicable law.

General

Our authorized capital stock consists of 160,000,000 shares of common stock, $0.001 par value, and 40,000,000 shares of preferred stock, $0.001 par value.

Common Stock

Holders of common stock are entitled to one vote per share on all matters which stockholders generally are entitled to vote, except on matters relating solely to terms of preferred stock. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the board of directors out of funds legally available therefor.

In the event of liquidation, dissolution or winding up of EPAM, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding.

The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable, and the shares of common stock to be issued upon completion of any offering pursuant to this prospectus will be fully paid and non-assessable.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders. As of the date hereof, no shares of our preferred stock are outstanding, and we have no present plans to issue any shares of our preferred stock.

Authorized but Unissued Capital Stock

The Delaware General Corporation Law does not require stockholder approval for any issuance of authorized shares. In addition, the listing requirements of the New York Stock Exchange, which will apply to us so long as our common stock is listed on the New York Stock Exchange, only require stockholder approval of certain issuances that equal or exceed 20% of the then-outstanding voting power or then-outstanding number of shares of common stock (or, in the case of certain related-party and other transactions, 1% or 5% of the then-outstanding voting power or then-outstanding number of shares of common stock).

Election and Removal of Directors

Our certificate of incorporation and bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the board of directors but must consist of not less than three directors. Furthermore, our bylaws provide that our board of directors must consist of not more than nine directors.

Our certificate of incorporation and bylaws provide that our board of directors are divided into three classes of directors, with the classes to be as nearly equal in number as possible. As a result, approximately one-third of our board of directors are elected each year by our stockholders. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board of directors and may discourage a third party from making a tender offer or otherwise attempting to obtain control of us because it generally makes it more difficult for stockholders to replace a majority of our directors. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors.

Under the Delaware General Corporation Law, unless otherwise provided in our certificate of incorporation, directors serving on a classified board of directors may be removed by the stockholders only for cause. Our certificate of incorporation and bylaws provide that directors may be removed only for cause and only upon the affirmative vote of the holders of not less than a majority of the total voting power of all our outstanding securities of the entitled to vote generally in the election of directors, voting together as a single class. In addition, our certificate of incorporation and bylaws provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors even if the number of directors voting would not constitute a quorum. The foregoing is subject to the rights of the holders of any series of preferred stock, if any.

Limits on Written Consent

Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

Stockholder Meetings

Special meetings of the stockholders may be called at any time only by the board of directors acting pursuant to a resolution adopted by a majority of the whole board, subject to the rights of the holders of any series of preferred stock.

Amendments to Our Governing Documents

Generally, the amendment of our certificate of incorporation requires approval by our board of directors and a majority vote of stockholders. However, our certificate of incorporation provides that certain provisions in the certificate of incorporation may not be amended or repealed in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of those provisions, unless such action is approved by a vote of not less than 66 2/3% of the total voting power of all outstanding securities then entitled to vote generally in the election of directors, voting together as a single class. The following provisions are among those that require such supermajority approval:

•	classified board of directors, including the election and term of our directors;

•	the removal of directors and the filling of vacancies on our board of directors;

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in the board of directors acting pursuant to a resolution adopted by a majority of the board;

•	indemnification of directors and officers;

•	forum selection of the Court of Chancery of the State of Delaware for certain actions;

•	the ability of our board of directors to adopt, amend and/or repeal our bylaws without a stockholder vote;

•	the 66 2/3% supermajority voting requirement for stockholders to adopt, amend or repeal our bylaws; and

•	the provision requiring that the above provisions be modified only with a 66 2/3% supermajority vote.

In addition, any amendment to our bylaws requires the approval of either a majority of our board of directors or approval of at least 66 2/3% of the votes entitled to be cast by the holders of our outstanding capital stock in elections of our board of directors.

Forum Selection

The Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of EPAM, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of EPAM to EPAM or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or (iv) any action asserting a claim governed by the internal affairs doctrine.

Requirements for Advance Notification of Stockholder Nominations

Our bylaws contain advance notice procedures with regard to stockholder proposals related to the nomination of candidates for election as directors. These procedures provide that notice of stockholder proposals related to stockholder nominations for the election of directors must be received by our corporate secretary, in the case of an annual meeting, no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, if the annual meeting is called for a date that is more than 30 days before or more than 70 days after that anniversary date, notice by the stockholder in order to be timely must be received not earlier than the close of business on the 120th day prior to such annual meeting or not later than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement is first made by us of the date of such meeting.

Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary no earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of such special meeting.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the nomination is made, including:

•	the name and address of such stockholder (as they appear on our books) and any such beneficial owner;

•	the class or series and number of shares of our capital stock which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such nomination;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to our securities;

•

a representation that such stockholder is a holder of record of our stock entitled to vote at that meeting and that such stockholder intends to appear in person or by proxy at the meeting to bring the nomination before the meeting; and

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage the voting power of our outstanding capital stock required to elect such nominee, and/or otherwise to solicit proxies from stockholders in support of such nomination. If requested by us, the required information described above related to the stockholder’s share ownership and descriptions of agreements must be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

As to each person whom the stockholder proposes to nominate for election as a director, the notice must include:

•

all information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the Securities Exchange Act of 1934, as amended; and

•	the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

Additionally, unless otherwise required by law, if the stockholder or a qualified representative of the stockholder does not appear at the annual or special meeting to present a nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such vote may have been received by us and counted for purposes of determining a quorum.

Requirements for Advance Notification of Stockholder Proposals

Our bylaws also contain advance notice procedures with regard to stockholder proposals not related to director nominations. These notice procedures, in the case of an annual meeting of stockholders, are the same as the notice requirements for stockholder proposals related to director nominations discussed above insofar as they relate to the timing of receipt of notice by our corporate secretary.

A stockholder’s notice to our corporate secretary must be in proper written form and must set forth information related to the stockholder giving the notice and the beneficial owner (if any) on whose behalf the proposal is made, including:

•	the name and address of such stockholder (as they appear on our books) and any such beneficial owner;

•	the class or series and number of shares of our capital stock which are held of record or are beneficially owned by such stockholder and by any such beneficial owner;

•

a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates and any other person or persons (including their names) in connection with the proposal of such business;

•

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner with respect to our securities;

•

a representation that such stockholder is a holder of record of our stock entitled to vote at that meeting and that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting; and

•

a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage the voting power of our outstanding capital stock required to approve or adopt the proposal, and/or otherwise to solicit proxies from stockholders in support of such proposal. If requested by us, the required information described above related to the stockholder’s share ownership and descriptions of agreements must be supplemented by such stockholder and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.

As to any business that the stockholder proposes to bring before the meeting, the notice must include:

•

a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend our bylaws, the text of the proposed amendment), the reasons for conducting such business and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

Additionally, unless otherwise required by law, if the stockholder or a qualified representative of the stockholder does not appear at the annual meeting to present proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such vote may have been received by us and counted for purposes of determining a quorum.

Limitation of Liability of Directors and Officers

The Delaware General Corporation Law authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our certificate of incorporation provides that no director will be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Currently, Delaware law requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation provides that, to the fullest extent permitted by law, we will indemnify any officer or director of our company against all damages, claims and liabilities arising out of the fact that the person is or was our director or officer, or served any other enterprise at our request as a director or officer. Amending this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We are also expressly authorized to carry insurance on behalf of our directors, officers, employees or agents or those who served any other enterprise at our request as a director, officer, employee or agent for some liabilities, whether or not we would have the power to indemnify such person against such liability under Delaware law.

The limitation of liability and indemnification provisions in our certificate of incorporation may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Delaware Anti-takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the time the person became an interested stockholder unless:

•

prior to the time the person became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the person became an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their interests.

Under Section 203, a “business combination” generally includes a merger, asset or stock sale, or other similar transaction with an interested stockholder, and an “interested stockholder” is generally a person who, together with its affiliates and associates, owns or, in the case of affiliates or associates of the corporation, owned 15% or more of a corporation’s outstanding voting securities within three years prior to the determination of interested stockholder status.

Anti-takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Under Delaware law, our certificate of incorporation and our bylaws contain some provisions that:

•	are expected to discourage coercive takeover practices and inadequate takeover bids;

•	are designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors;

•	could have the effect of delaying, deferring or discouraging another party from acquiring control of us;

•	could inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts;

•	could make the removal of our incumbent officers and directors more difficult; and

•	could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions, as well as our ability to issue preferred stock, are designed to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Registration Rights Agreements

As of the date hereof, holders of approximately 23 million shares of our common stock have the right to require us to register the sales of their shares of common stock under the Securities Act, pursuant to the terms of the Amended and Restated Registration Rights Agreement dated February 19, 2008 with our Series A-1 and Series A-2 preferred stockholders and certain common stockholders and the Registration Rights Agreement dated April 26, 2010 with our Series A-3 preferred stockholders, referred to together as the Registration Rights Agreements. Subject to limitations specified in such agreements, these registration rights include:

Demand registration rights. Holders of a majority of our registrable preferred securities, that were converted into our common stock in connection with our initial public offering, subject to each of the Registration Rights Agreements can request us to file with the SEC and cause to be declared effective a registration statement covering the resale of all or any portion of the shares of registrable securities that they hold, as long as the anticipated gross proceeds of such offering and registration will be at least $7 million. In addition, holders of registrable preferred securities that did not participate in our initial public offering can request us to file with the SEC and cause to be declared effective a registration statement covering the resale of all or any portion of the shares of registrable securities that they hold, as long as the anticipated gross proceeds of such offering and registration will be at least $7 million. We are only obligated to register the registrable securities on three occasions; however, our board may, in its good-faith judgment, defer any filing for 90 days (which deferral may not be used more than once in any 12-month period). Furthermore, at any time, the holders of the registrable securities held by parties to the Registration Rights Agreements can require us to file with the SEC and cause to be declared effective (if we are eligible) a short-form registration statement on Form S-3 covering the resale of all or any portion of shares of registrable securities held by such persons, except if we have already effected two registration statements on Form S-3 in that year, if the anticipated gross proceeds of such offering and registration would not exceed $1 million or if Form S-3 is not available to us.

Piggyback registration rights. If we register any of our securities under the Securities Act for sale to the public, either for our own account or for the account of other security holders or both, the holders of shares of registrable securities party to the Registration Rights Agreements are entitled to notice of the intended registration and to include any or all of their registrable securities in the registration.

Limitations and expenses. With specified exceptions, a stockholder’s right to include shares in an underwritten registered offering is subject to the right of the underwriters to limit the number of shares included in such offering. We are generally required to pay all expenses of registration, including the fees and expenses of legal counsel for us and for the selling stockholders, but excluding underwriters’ discounts and commissions.

All registration rights for a holder under the Registration Rights Agreements terminate on the date when all such holder’s registrable securities can be resold pursuant to Rule 144(b)(1) under the Securities Act.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “EPAM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may issue. We may offer secured or unsecured debt securities which may be senior, subordinated or junior subordinated, and which may be convertible. The debt securities will be issued under one or more separate indentures between us and a designated trustee. The applicable prospectus supplement and/or other offering materials will describe the specific terms of the debt securities offered through that prospectus supplement as well as any general terms described in this section that will not apply to those debt securities. To the extent the applicable prospectus supplement or other offering materials relating to an offering of debt securities are inconsistent with this prospectus, the terms of that prospectus supplement or other offering materials will supersede the information in this prospectus.

The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include the following:

•	the title and principal aggregate amount of the debt securities;

•	whether the debt securities will be senior, subordinated or junior subordinated;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities are convertible or exchangeable into other securities;

•	the percentage or percentages of principal amount at which such debt securities will be issued;

•	the interest rate(s) or the method for determining the interest rate(s);

•	the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	the person to whom any interest on the debt securities will be payable;

•	the places where payments on the debt securities will be payable;

•	the maturity date;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such debt securities will be issued;

•	whether such debt securities will be issued in whole or in parting the form of one or more global securities;

•	the identity of the depositary for global securities;

•

whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•

the terms upon which the beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination, security and release of the guarantees), if any;

•	any applicable subordination provisions for any subordinated debt securities;

•	any restriction or condition on the transferability of the debt securities;

•	the currency, currencies, or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the purchaser of the debt securities can select the payment currency;

•	the securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	the extent to which a secondary market for the securities is expected to develop;

•	our obligations or right to redeem, purchase of repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture. In addition, we will describe in the applicable prospectus supplement material U.S. federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than U.S. dollars. Unless we inform you otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

If specified in the applicable prospectus supplement, certain of our subsidiaries will guarantee the debt securities. The particular terms of any guarantee will be described in the related prospectus supplement.

Global Securities

Unless we inform you otherwise in the applicable prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon holders of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without regard to conflicts of laws principles thereof.

PLAN OF DISTRIBUTION

We are registering shares of our common stock, shares of our preferred stock and debt securities, which may be senior debt securities or subordinated debt securities, with an aggregate offering price not to exceed $50 million, to be sold by us under a “shelf” registration process.

In addition, on behalf of the selling stockholders, we are registering 17,939,673 shares of our common stock for resale by the selling stockholders. Unless the context otherwise requires, as used in this prospectus, “selling stockholders” includes the selling stockholders named in the table above and donees, pledgees, transferees or other successors-in-interest selling shares received from the selling stockholders as a gift, pledge, partnership distribution or other transfer after the date of this prospectus. If we or a selling stockholder offer any securities under this prospectus, we will amend or supplement this prospectus by means of an accompanying prospectus supplement setting forth the specific terms and conditions and other information about that offering as is required or necessary.

We and/or a selling stockholder may sell the securities in any of the following ways (or in any combination) from time to time:

•	through underwriters, brokers or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	any other method permitted pursuant to applicable law and described in an applicable prospectus supplement.

The prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them; and

•

the public offering price of the securities and the proceeds to us and/or to the selling stockholders, as the case may be, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders may effect the distribution of the securities from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

The selling stockholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales.

Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others. In this case, no underwriters or agents would be involved. We may use electronic media, including the Internet, to sell offered securities directly.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. Depending on the type of offering, the underwriters may be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We or the selling stockholders may offer the common stock covered by this prospectus into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters, dealers, and agents who participate in any at-the-market offerings will be described in the prospectus supplement relating thereto. To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to any such agreement, we will issue and sell our common stock through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell our common stock on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any common stock sold will be sold at prices related to the then-prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time. Pursuant to the terms of the agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock. The terms of each such agreement will be set forth in more detail in the applicable prospectus supplement.

We or the selling stockholders may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

If we or the selling stockholders utilize a dealer in the sale of the securities in respect of which this prospectus is delivered, we or the selling stockholders, as applicable, may sell those securities to the dealer, as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale.

In effecting sales, broker-dealers or agents engaged by us or the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the selling stockholders in amounts to be negotiated immediately prior to the sale.

In connection with the sale of the securities or otherwise, we or the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the securities covered by this prospectus in the course of hedging the positions they assume. We or the selling stockholders may also sell short the securities covered by this prospectus and deliver the securities to close out short positions, or loan or pledge the securities covered by this prospectus to broker-dealers that in turn may sell these securities.

Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act of 1933 (the “Securities Act”). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement. Maximum compensation to any underwriters, dealers or agents is not expected to exceed 8% of the maximum aggregate offering proceeds.

The aggregate proceeds to us and the selling stockholders from the sale of the securities will be the purchase price of the securities less discounts and commissions, if any.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange under the symbol “EPAM.”

Agents, broker-dealers and underwriters may be entitled to indemnification by us and, if applicable, the selling stockholders, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof.

Agents, broker-dealers and underwriters or their affiliates may be customers of, engage in transactions with, or perform services for us or the selling stockholders (or their affiliates) in the ordinary course of business. We and the selling stockholders may also use underwriters or other third parties with whom we or such selling stockholders have a material relationship. We and the selling stockholders (or their affiliates) will describe the nature of any such relationship in the applicable prospectus supplement.

We and the selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock offered in this prospectus by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of us, the selling stockholders and their affiliates.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. Instead of selling securities under this prospectus, we and/or the selling stockholder may sell the securities offered, including shares of common stock, in compliance with the provisions of Rule 144 or Rule 144A under the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act

VALIDITY OF SECURITIES

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us and the selling stockholders by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements, and any related financial statement schedules, incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.